Exhibit 11

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated August 4, 2025 relating to the financial statement of Wahed Real Estate Fund I LLC as of March 19, 2025 (inception).

/s/ Artesian CPA, LLC
Denver, CO
December 17, 2025

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com